Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information:

Ross Ely, MPC Corporation

Phone (208) 893-1560

Email investorrelations@mpccorp.com

MPC CORPORATION RECEIVES AMEX NOTICE LETTER EXTENDING ITS PERIOD TO REGAIN COMPLIANCE WITH CONTINUED LISTING STANDARDS

Nampa, ID, February 1, 2007— MPC Corporation (AMEX:MPZ) announced today that it has received a letter from the American Stock Exchange (Amex) extending the period for MPC to regain compliance with the Amex’s listing standards to May 31, 2007. While MPC remains out of compliance with the continued listing standards, the letter also stated that MPC has demonstrated an ability to regain compliance with the listing standards by this date.

Previously, the Amex had notified MPC that it was out of compliance with Rule 1003(a)(iv) of the Amex Company Guide relating to financial conditions and operating results, and therefore did not meet the Exchange's continued listing standards. The notice was based on a review by Amex of MPC’s Form 10-KSB for the year ended December 31, 2005, which includes an audit opinion containing a going concern qualification. MPC was afforded the opportunity to submit a plan of compliance to Amex. On June 15, 2006, MPC announced that Amex accepted MPC’s plan of compliance and granted MPC an extension until June 30, 2006 to regain compliance with continued listing standards. MPC did not achieve compliance with the continued listing standards by the target date, and requested an extension. Subsequently, MPC met with the Amex on December 12, 2006 and discussed the company’s progress and financial projections. As a result, the Amex has agreed to extend the period by which MPC must regain compliance with its listing standards until May 31, 2007.

MPC will be subject to periodic review by the Amex staff during the extension period. Failure to make progress consistent with the plan could result in commencement of immediate delisting proceedings by the Amex.

More information concerning the Amex notice will be available on the Form 8-K to be filed by MPC on February 1, 2007.

About MPC Corporation:

MPC Corporation (AMEX: MPZ), through its subsidiary MPC Computers, provides enterprise IT hardware solutions to mid-sized businesses, government agencies and education organizations. MPC offers standards-based server and storage products, along with PC products and computer peripherals, all of which are backed by an industry-leading level of service and support. For more information, visit MPC online at www.mpccorp.com.

Cautionary Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of MPC Corporation to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. MPC Corporation continues to face significant liquidity challenges and there is no assurance that it will make sufficient progress in addressing these challenges, or that MPC Corporation will be able to continue its listing on the Amex. MPC Corporation’s ability to regain compliance with the continued listing standards is substantially dependent on its ability to achieve improved operating results, of which there is no assurance. Other factors, which could materially affect such forward-looking statements, can be found in MPC Corporation’s' filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to significant liquidity challenges, possible bankruptcy and other matters. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and MPC Corporation undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.